                                                                  EXHIBIT 23.1
                           [LOGO AND LETTERHEAD OF
                   HARMAN, THOMPSON, MALLORY & ICE, A.C.]


                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Hometown Bancshares, Inc. and Subsidiaries
Middlebourne, West Virginia


          We consent to incorporation by reference of our report dated February 11, 1994 relating to the consolidated balance sheet of Hometown Bancshares, Inc. and Subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1993 which appears in Amendment No. 1 to the Form S-4 Registration Statement. Similarly, we also consent to reference to our firm in the Management's Registration Statement Discussion and Analysis associated with the financial information and statistical data for the above-mentioned periods presented as a part of the above-referenced Form S-4.


                              /s/Harman, Thompson, Mallory & Ice, A.C.
                              Harman, Thompson, Mallory & Ice, A.C.
                              Certified Public Accountants



Parkersburg, West Virginia

May 4, 1994